UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2011

Crescent Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 High House Road, Cary, NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 460-7770

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2011, Crescent Financial Corporation (the “Registrant”) held a Special Meeting of Shareholders (the “Special Meeting”).  There were three proposals submitted to shareholders at the Special Meeting.  All proposals were approved by the shareholders entitled to vote at the Annual Meeting.    The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on May 4, 2011, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1: Proposal to approve the issuance of shares of Common Stock under the Investment Agreement dated February 23, 2011, by and among the Registrant, Crescent State Bank and Piedmont Community Bank Holdings, Inc.

For	Against	Abstain	Broker Non-Votes

5,441,609	108,766	12,168	0

Proposal 2: Proposal to approve a proposed Agreement and Plan of Merger, which provides for the reincorporation of the Registrant from North Carolina to Delaware (the “Reincorporation”) and to authorize the board of directors to effect the Reincorporation.

For	Against	Abstain	Broker Non-Votes

5,431,482	111,372	19,689	0

Proposal 3: Proposal to approve the postponement or adjournment of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Investment or authorize the Reincorporation.

For	Against	Abstain	Broker Non-Votes

5,354,670	173,666	34,207	0

The voting results of Proposal 2 do not include 24,900 shares of Series A Preferred Stock issued to the US Treasury pursuant to the Capital Purchase Plan.  Those shares voted “For” the reincorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Bruce W. Elder
Bruce W. Elder
Vice President

Dated: June 7, 2011